Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211
Phone 913 696 6100 Fax 913 696 6116
News Release

October 30, 2009

YRC Worldwide Reports Significant Sequential Improvement

in Its Third Quarter 2009 Results

•	YRC Regional and YRC Logistics Profitable

•	ABS Facility Renewed Early; Extended through October 2010

•	New Long-Term Bank Amendment Provides for Deferral of Interest and Fees

•	Update on Proposed Exchange Offer

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today reported its results for the third quarter and provided an update on its comprehensive plan. For the quarter, the company announced a loss per share of $2.67 that included a net gain on property disposals of $.18 per share, severance charges of $.08 per share due to further headcount reductions and lease termination charges of $.11 per share related to further optimizing the networks. By comparison, the company reported a loss per share in the third quarter of 2008 of $12.58 that included impairment charges on goodwill and intangible assets of $13.20 per share, a curtailment gain of $.84 per share, and a net gain on property disposals of $.21 per share.

“We gained significant momentum in the third quarter as we executed on our comprehensive plan to improve operating efficiencies, restore financial strength and position our company for future success,” stated Bill Zollars, Chairman and CEO of YRC Worldwide. “We achieved significant sequential improvement from the first half of the year. In fact, YRC Regional Transportation and YRC Logistics were profitable for the quarter, and our operating cash flow trends improved sequentially during the quarter despite the continued economic downturn.”

YRC Worldwide also reported aggregated cash and available unused capacity under the credit facilities of $171 million at September 30, 2009, including $163 million of cash and cash equivalents. In addition, the revolver reserve under the company’s credit agreement was $102 million at September 30, 2009. The company expects to commence an exchange offer for its outstanding USF 8 1/2% notes and its contingent convertible notes. The successful completion of this exchange would allow the company to access this revolver reserve under its recently amended credit agreement, therefore providing a significant source of new liquidity. More information regarding the exchange offer and credit agreement is provided below. The company also completed $21 million of sale and financing leaseback transactions and sold $68 million of excess property during the third quarter, including $10 million in pension deferral debt pay downs from these proceeds.

Key Segment Information

Third quarter 2009 compared to the third quarter 2008:

•	YRC National Transportation total shipments per day down 39.9% and total revenue per hundredweight, including fuel surcharge, down 11.5%.

•	YRC Regional Transportation total shipments per day down 22.7% and total revenue per hundredweight, including fuel surcharge, down 12.2%.

“Our third quarter sequential shipment trends have dramatically stabilized as compared to the trends from the first half of the year, while we continue to maintain pricing discipline in an increasingly competitive marketplace,” said Tim Wicks, President and Chief Operating Officer of YRC Worldwide.

Additional statistical information is available on the company’s website at yrcw.com under Investors, Earnings Releases & Operating Statistics.

Asset-Backed Securitization Facility Renewal and Credit Facility Amendment

The company renewed its asset-backed securitization facility (“ABS”) early with a total capacity of $400 million through October 2010, which was previously set to expire in February 2010. The due date of the $10 million ABS commitment fee previously payable on October 30, 2009 has also been extended to October 2010. In addition, the company has also amended its credit agreement. The renewed ABS and amended credit agreement provide for a deferral of nearly all of the lender interest and fees effective upon the closing of the note exchange. In the third quarter of 2009, the ABS and credit agreement interest and fees subject to the deferral provisions approximated $25 million. The amended credit facilities include the elimination of the minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”) covenants for the fourth quarter of 2009 and the first quarter of 2010, and reset the remaining minimum EBITDA and minimum liquidity covenants. The revolver capacity under the credit agreement remains at $950 million, including the existing revolver reserve amount, which was $106 million as of the date of the amendment. Upon completion of the note exchange, the existing revolver reserve will extend through January 1, 2012. Additional details regarding the amendment to the credit agreement and ABS renewal will be provided in a Form 8-K filed with the SEC today.

“We continue to receive solid support from our lenders as we implement our recovery plan to manage through this severe economic downturn,” stated Sheila Taylor, Executive Vice President and CFO of YRC Worldwide. “With 100% of the credit facility and ABS lenders approving the amendments, they have once again demonstrated the belief they have in the value of this company and its potential, as the benefits of our strategic plans become more apparent in our results.”

Update on Proposed Note Exchange Offer Discussions

The company is currently in discussions with a committee of its noteholders regarding the terms of a proposed exchange offer for its outstanding USF 8 1/2% notes and its contingent convertible notes. The successful completion of this exchange would allow the company to access the $106 million revolver reserve under its recently amended credit agreement, therefore providing a significant source of new liquidity.

“We have been in active dialogue with our noteholders and feel good about the progress being made. The exchange will be a key milestone in our comprehensive plan which is expected to improve our capital structure, reduce our debt and increase our cash flow,” stated Zollars.

Review of Financial Results

YRC Worldwide Inc. will host a conference call for shareholders and the investment community today, Friday, October 30, 2009 beginning at 9:30am ET, 8:30am CT. The conference call will be open to listeners via the YRC Worldwide Internet site yrcw.com. An audio playback will be available after the call also via the YRC Worldwide web site.

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IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFER

This release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security. An exchange offer will only be made pursuant to exchange offer documents that are to be made available to the holders of the our notes and filed with the Securities and Exchange Commission (“SEC”). Holders of our notes are advised to read the exchange offer documents when they become available, as these documents will contain important information about the exchange offer. Copies of the exchange offer documents (when available) and other filed documents will be available for free at the SEC’s website at www.sec.gov, on the Company’s website at yrcw.com, or by making a request to YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211, (913) 696-6100, Attention: Dan Churay, Executive Vice President, General Counsel and Secretary.

Forward-Looking Statements:

This news release and statements made on the conference call for shareholders and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “expected,” “should,” “will,” “can,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Any exchange offer will be subject to a number of significant conditions, including, among other things, that holders of a specific percentage of the outstanding notes participate in the exchange offer. We cannot provide you with any assurances that such conditions to the exchange offer will be satisfied. We expect that the exchange offer, if completed, will result in our noteholders holding substantially all of our outstanding common stock.

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YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is one of the largest transportation service providers in the world and the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, YRC Logistics, New Penn, Holland and Reddaway. YRC Worldwide has the largest, most comprehensive network in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit yrcw.com for more information.

Investor Contact:	Paul Liljegren	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	Paul.Liljegren@yrcw.com		sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands except per share data)

	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$162,771	$325,349
Accounts receivable, net	648,891	837,055
Prepaid expenses and other	193,470	298,101

Total current assets	1,005,132	1,460,505

PROPERTY AND EQUIPMENT:
Cost	3,775,775	3,977,881
Less - accumulated depreciation	1,816,404	1,776,904

Net property and equipment	1,959,371	2,200,977

OTHER ASSETS:
Intangibles, net	170,664	184,769
Other assets	145,836	119,862

Total assets	$3,281,003	$3,966,113

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$256,556	$333,910
Wages, vacations, and employees’ benefits	278,128	356,410
Other current and accrued liabilities	403,385	489,994
Current maturities of long-term debt	749,800	562,321

Total current liabilities	1,687,869	1,742,635

OTHER LIABILITIES:
Long-term debt, less current portion	892,027	787,415
Deferred income taxes, net	131,487	242,663
Pension and post retirement	384,979	370,031
Claims and other liabilities	410,206	341,918

SHAREHOLDERS’ EQUITY (DEFICIT):
Common stock, $1 par value per share	62,617	62,413
Preferred stock, $1 par value per share	—	—
Capital surplus	1,264,891	1,239,586
Accumulated deficit	(1,296,816)	(555,261)
Accumulated other comprehensive loss	(163,520)	(172,550)
Treasury stock, at cost (3,079 shares)	(92,737)	(92,737)

Total shareholders’ equity (deficit)	(225,565)	481,451

Total liabilities and shareholders’ equity (deficit)	$3,281,003	$3,966,113

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Nine Months
	2009	2008	2009	2008

OPERATING REVENUE	$1,306,338	$2,380,258	$4,137,213	$7,011,578

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	835,527	1,315,473	3,014,883	4,009,043
Operating expenses and supplies	297,006	539,614	973,672	1,570,938
Purchased transportation	163,816	303,221	503,070	839,471
Depreciation and amortization	61,442	67,808	192,160	194,556
Other operating expenses	77,642	103,165	260,889	322,243
(Gains) losses on property disposals, net	(11,142)	(15,466)	(10,555)	(8,927)
Impairment charges	—	823,064	—	823,064

Total operating expenses	1,424,291	3,136,879	4,934,119	7,750,388

OPERATING INCOME (LOSS)	(117,953)	(756,621)	(796,906)	(738,810)

NONOPERATING (INCOME) EXPENSES:
Interest expense	44,440	21,107	115,073	59,323
Equity investment impairment	—	—	30,374	—
Other, net	2,667	(1,028)	6,539	(4,862)

Nonoperating expenses, net	47,107	20,079	151,986	54,461

INCOME (LOSS) BEFORE INCOME TAXES	(165,060)	(776,700)	(948,892)	(793,271)
INCOME TAX PROVISION (BENEFIT)	(6,324)	(55,823)	(207,337)	(61,802)

NET INCOME (LOSS)	$(158,736)	$(720,877)	$(741,555)	$(731,469)

AVERAGE SHARES OUTSTANDING-BASIC	59,534	57,317	59,463	57,106

AVERAGE SHARES OUTSTANDING-DILUTED	59,534	57,317	59,463	57,106

BASIC EARNINGS (LOSS) PER SHARE	$(2.67)	$(12.58)	$(12.47)	$(12.81)

DILUTED EARNINGS (LOSS) PER SHARE	$(2.67)	$(12.58)	$(12.47)	$(12.81)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Nine Months Ended September 30

(Amounts in thousands)

(Unaudited)

	2009	2008

OPERATING ACTIVITIES:
Net income (loss)	$(741,555)	$(731,469)
Noncash items included in net income (loss):
Depreciation and amortization	192,160	194,556
Stock compensation expense	28,786	7,855
Pension settlement charge	7,968	—
Curtailment gain	—	(97,788)
Equity investment impairment	30,374	—
Impairment charge	—	823,064
Gains on property disposals, net	(10,555)	(8,958)
Deferred income tax provision (benefit), net	(196,134)	(38,620)
Other noncash items, net	25,965	(4,560)
Changes in assets and liabilities, net:
Accounts receivable	188,164	(21,269)
Accounts payable	(75,669)	(45,666)
Other operating assets	67,768	28,797
Other operating liabilities	166,987	56,873

Net cash (used in) provided by operating activities	(315,741)	162,815

INVESTING ACTIVITIES:
Acquisition of property and equipment	(35,179)	(104,402)
Proceeds from disposal of property and equipment	106,010	78,796
Investment in affiliate	—	(34,289)
Other	3,462	(4,449)

Net cash provided by (used in) investing activities	74,293	(64,344)

FINANCING ACTIVITIES:
Asset backed securitization borrowings (payments), net	40,695	(38,000)
Issuance of long-term debt	305,130	—
Repayment of long-term debt	(211,048)	(5,096)
Debt issuance costs	(55,907)	(11,035)
Proceeds from exercise of stock options	—	50

Net cash provided by (used in) financing activities	78,870	(54,081)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(162,578)	44,390

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	325,349	58,233

CASH AND CASH EQUIVALENTS, END OF PERIOD	$162,771	$102,623

SUPPLEMENTAL CASH FLOW INFORMATION
Pension contribution deferral transfer to debt	$157,216	$—

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in thousands)

(Unaudited)

	Three Months			Nine Months
	2009	2008	% change	2009	2008	% change

Operating revenue:
YRC National Transportation	$849,304	$1,693,675	(49.9)	$2,745,652	$4,946,363	(44.5)
YRC Regional Transportation	338,777	509,492	(33.5)	1,031,800	1,555,511	(33.7)
YRC Logistics	102,361	165,312	(38.1)	316,297	474,897	(33.4)
YRC Truckload	29,949	33,311	(10.1)	83,470	90,369	(7.6)
Eliminations	(14,053)	(21,532)		(40,006)	(55,562)

Consolidated	$1,306,338	$2,380,258	(45.1)	$4,137,213	$7,011,578	(41.0)

Operating income (loss):
YRC National Transportation	$(122,042)	$(573,585)		$(661,290)	$(506,271)
YRC Regional Transportation	293	(88,045)		(122,178)	(123,544)
YRC Logistics	6,295	(90,552)		(5,106)	(89,757)
YRC Truckload	(1,416)	(1,433)		(6,033)	(10,422)
Corporate and other	(1,083)	(3,006)		(2,299)	(8,816)

Consolidated	$(117,953)	$(756,621)		$(796,906)	$(738,810)

Operating ratio:
YRC National Transportation	114.4%	133.9%		124.1%	110.2%
YRC Regional Transportation	99.9%	117.3%		111.8%	107.9%
YRC Logistics	93.9%	154.8%		101.6%	118.9%
YRC Truckload	104.7%	104.3%		107.2%	111.5%
Consolidated	109.0%	131.8%		119.3%	110.5%

(Gains) losses on property disposals, net:
YRC National Transportation	$(10,997)	$(5,385)		$(11,387)	$(1,212)
YRC Regional Transportation	(188)	(3,850)		685	(2,844)
YRC Logistics	(4)	(6,187)		24	(6,126)
YRC Truckload	48	(44)		124	927
Corporate and other	(1)	—		(1)	328

Consolidated	$(11,142)	$(15,466)		$(10,555)	$(8,927)

SUPPLEMENTAL INFORMATION

	September 30, 2009	December 31, 2008
Current debt:
Asset backed securitization borrowings	$187,695	$147,000
Lease financing obligations	1,553	—
Pension contribution deferral obligation	24,350	—
Contingent convertible senior notes	378,141	375,821
USF senior notes	152,061	—
Term loan	—	38,500
Industrial development bonds	6,000	1,000

Total current debt	749,800	562,321

Long-term debt, less current portion:
Lease financing obligations	299,602	—
Pension contribution deferral obligation	117,446	—
USF senior notes	—	154,915
Term loan	112,716	111,500
Revolving credit facility	362,263	515,000
Industrial development bonds	—	6,000

Total long-term debt, less current portion	$892,027	$787,415

Total debt	$1,641,827	$1,349,736